FORM OF CANCELLATION OF WARRANTS

Reference is made to that certain Securities Subscription Agreement, dated as of December 31, 2013, pursuant to which [______] (the “Holder”) purchased and was issued [____] units, each consisting of one share of the Company’s common stock, par value $0.0001 per share (each, a “Share”), and one warrant granting the Holder the right to purchase one half Share (each, a “Warrant”; together with a Share, a “Unit”) from Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”).

1.          For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Holder hereby agrees that, effective upon the date hereof, the Warrants shall be terminated, cancelled and of no further force or effect.

2.          Holder, together with its successors and assigns, hereby releases and forever discharges the Company, its directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which Holder ever had, now has or may in the future have, arising from the Warrants or the cancellation thereof.

3.          This agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.          This agreement is governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

5.          As may be required, the parties will execute and deliver all such further documents, cause to be done all such further acts, and give all such further assurances as may be necessary or advisable to give full effect to the provisions and intent of this agreement.

Dated: ____________, 2014

[HOLDER]

By:
Name:
Title:

TERRAPIN 3 ACQUISITION CORPORATION

By:
Name:
Title: